ROSS STORES, INC.
POWER OF ATTORNEY
The undersigned hereby designates and appoints as
his/her attorney-in-fact and authorizes each of: Ken
Jew, Group Senior Vice President, General Counsel and
Corporate Secretary; Kevin Reimann, Group Senior Vice
President, Human Resources; Brian Frost, Senior Vice
President, Human Resources and Marcia Casey, Vice
President, Human Resources of Ross Stores, Inc. (the
"Company"), to execute for and on behalf of the
undersigned, in the undersigned's capacity as an
officer or director of the Company, Form ID Uniform
Application for Access Codes and Passwords to File on
EDGAR, Forms 3, 4, and 5, and any amendments thereto,
and to cause such form(s) to be filed with the United
States Securities and Exchange Commission pursuant to
Section 16(a) of the Securities Act of 1934, relating
to the undersigned's beneficial ownership of
securities in the Company.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 4 and 5 with respect to the undersigned's
holdings of, and transactions in, securities issued by
the Company, unless earlier revoked by the undersigned
in a signed writing delivered to the foregoing
attorneys-in-fact.
In Witness Whereof, the undersigned has caused this
Power of Attorney to be executed as of this 22nd day
of September 2021.
/s/  Adam Orvos